UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Soliciting Material Pursuant to § 240.14a-12

F & M BANK CORP.

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F & M BANK CORP.

Timberville, Virginia

Notice of Annual Meeting of Shareholders

To the Shareholders of F & M Bank Corp.

The annual meeting of shareholders of F & M Bank Corp. (the Company) will be held on Saturday, May 12, 2007, at 5:30 P.M. at Broadway High School, Broadway, Virginia, for the following purposes:

1.	Election of two directors for three-year terms expiring in 2010.

2.	Ratification of the appointment of Elliott Davis, L.L.C. as independent auditors for 2007.

3.	Amendment of the Articles of Incorporation to increase the authorized common stock of the Company from 3,000,000 to 6,000,000 shares.

4.	Amendment of Paragraph 11 of the Articles of Incorporation to clarify and equalize the classes of directors.

3.   Transaction of such other business as may properly come before the meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Only shareholders of record at the close of business on March 23, 2007 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may amend your proxy at any time prior to the closing of the polls at the meeting.

By Order of the Board of Directors

Larry A. Caplinger, Secretary

April 6, 2007

F & M BANK CORP.

P. O. Box 1111

Timberville, Virginia 22853

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of F & M Bank Corp. (the Company) to be held Saturday, May 12, 2007 at 5:30 P.M. at Broadway High School, Broadway, Virginia, and at any adjournments thereof (the Annual Meeting). The principal executive offices of the Company are located on Main Street, Timberville, Virginia 22853. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 6, 2007.

The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by (i) filing written notice thereof with the Secretary of the Company (Larry A. Caplinger, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person.

An Annual Report to shareholders, including current financial statements, is being mailed to the Company’s shareholders concurrently with this Proxy Statement, but is not part of the proxy solicitation materials.

Interested shareholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, upon written request to Larry A. Caplinger, Secretary, F & M Bank Corp., P. O. Box 1111, Timberville, Virginia 22853.

OUTSTANDING SHARES AND VOTING RIGHTS

Only shareholders of record at the close of business on March 23, 2007 will be entitled to vote at the Annual Meeting. As of March 23, 2007, the Company had outstanding 2,372,763 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. A majority of votes entitled to be cast on matters considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominees (Broker Shares) that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders at the Annual Meeting. Votes that are withheld or abstentions and Broker Shares that are not voted in the election of directors or in the ratification of auditors will not be included in determining the number of votes cast.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of March 23, 2007, by each of the Company’s directors and nominees, each of the executive officers named in the “Summary Compensation Table” below and all of the Company’s directors and executive officers as a group. For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

The address for each of the individuals listed in the table is in care of the Company, P. O. Box 1111, Timberville, Virginia 22853.

Amount Beneficially	Percent of

Name of Owner                                                         Owned                                                                        Class

Larry A. Caplinger	125,686[1]	5.297%

Thomas L. Cline	8,621[2]	.363%

John N. Crist	17,118[3]	.721%

Julian D. Fisher	25,370[4]	1.069%

Ellen R. Fitzwater	3,582[5]	.151%

Daniel J. Harshman	550[6]	.023%

Neil W. Hayslett	118,286[7]	4.985%

Richard S. Myers	13,345[8]	.562%

Michael W. Pugh	1,766[9]	.074%

Ronald E. Wampler	10,553[10]	.445%

Dean W. Withers	9,314[11]	.393%

Directors and executive officers

as a group (11 persons)	216,005[12]	9.104%

__________________________

1Includes 2,256 shares owned directly, 4,944 shares owned jointly with his spouse, 300 shares indirectly held for Mr. Caplinger’s children and 118,186 shares owned by the Company’s Stock Bonus Plan over which Mr. Caplinger and Neil W. Hayslett have voting power in their capacity as plan trustees.

2Includes 4,023 shares owned directly, 4,092 shares owned jointly with his spouse, 168 shares owned by his spouse, 170 shares owned by Mr. Cline’s Roth IRA and 168 shares owned by his spouse’s Roth IRA.

3Includes 6,977 shares owned directly, 3,000 shares owned by Mr. Crist’s IRA, 100 shares owned by Mr. Crist’s Roth IRA, 3,800 shares owned by his personal 401(k) plan, 1,141 shares owned by his spouse, 100 shares owned by his spouse’s Roth IRA, 1,000 shares owned by his spouse’s IRA and 1,000 shares indirectly held for Mr. Crist’s daughters.

4Includes 2,104 shares owned directly, 8,900 shares owned by Mr. Fisher’s IRA and 14,366 shares owned by his spouse.

5Includes 3,204 shares owned directly and 378 shares owned jointly with another person.

6Includes 450 shares owned directly and 100 shares owned jointly with his spouse.

7Includes 100 shares owned directly and 118,186 shares owned by the Company’s Stock Bonus Plan over which Mr. Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

8Includes 4,800 shares owned directly and 8,545 shares owned by Mr. Myers’ IRA.

9Includes 715 shares owned directly, 84 shares owned jointly with his spouse and 967 shares held by a simplified employee plan for Mr. Pugh’s benefit.

10Includes 10,053 shares owned directly and 500 shares owned by his spouse.

11Includes 1,010 shares owned directly, 1,925 shares owned by Mr. Withers’ IRA, 5,599 shares allocated to Mr. Withers in the Company’s Stock Bonus Plan, 600 shares owned by his spouse and 180 shares indirectly held for Mr. Withers’ sons.

12Includes 118,186 shares owned by the Company’s Stock Bonus Plan over which Neil Hayslett and Larry A. Caplinger have voting power in their capacity as plan trustees.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS

Except for Larry A. Caplinger, as disclosed above under “Security Ownership of Management,” management of the Company knows of no person who has beneficial ownership of 5% or more of the outstanding Common Stock as of March 23, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 2006, all filing requirements applicable to its officers and directors were complied with except that Julian D. Fisher, Chairman of the Board, inadvertently failed to file Form 4s for one sale of 100 shares from his IRA on July 5, 2006 and two gifts of two shares each in December 2005 and December 2006. Corrective filings were made.

PROPOSAL ONE	ELECTION OF DIRECTORS

The term of office for the current Class B directors expires at the Annual Meeting. The Board has nominated such directors, namely Thomas L. Cline and Michael W. Pugh, for election, for a three-year term, by the shareholders at the Annual Meeting. The persons named as proxies in the accompanying form of proxy, unless instructed otherwise, intend to vote for the election of each of these nominees for directors. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

The Board recommends election of the Class B

director nominees set forth in this Proxy Statement.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the nominees, all of whom are current directors, for election to the Board at the Annual Meeting, as well as all directors continuing in office.

Name, Age and Position with the Company	Director Since	Principal Occupation During the Last Five Years

Director Nominees

CLASS B DIRECTORS

(to serve until the 2010 annual meeting of shareholders)

Thomas L. Cline (60)	1991	President of Truck & Equipment Corp. and Mac Lease, Inc.; Secretary/Treasurer of Transport Repairs, Inc. until Dec. 2004; Secretary of Truck Thermo King until Feb. 2003
Michael W. Pugh (52)	1994	President of Old Dominion Realty, Inc. and Colonial Appraisal Service, Inc.

Directors Continuing in Office

CLASS A DIRECTORS

(to serve until the 2009 annual meeting of shareholders)

Ellen R. Fitzwater (60)	1999	Partner/Financial Manager of F & R Leasing, L.L.C since June 2000; Partner/Financial Manager of Fitzwater Trucking, L.L.C. and Blue Ridge Transportation Service, L.L.C. from June 2000 until Jan. 2006
Richard S. Myers (59)	1988	President of Dick Myers Chevrolet-Pontiac
Ronald E. Wampler (59)	1991

Part-time salesman for Dayton Equipment since Nov. 2006; salesman for Dick Myers Chevrolet-Pontiac from Apr. 2004 until May 2006; partner in Dove Ohio Farms, L.L.C. and WWTD Ohio Farms L.L.C.; retired farmer, partner in Dove Farms, Inc. until April 2006

CLASS C DIRECTORS

(to serve until the 2008 annual meeting of shareholders)

John N. Crist (57)	2001	Attorney, Partner in Hoover Penrod PLC
Julian D. Fisher (66) Chairman of the Board	1990	Retired; CEO of Farmers & Merchants Bank (the Bank) from May 1996 until May 2004; President of the Bank from Oct. 1991 until May 2004
Daniel J. Harshman (55)	2001	Manager of the Town of Edinburg
Dean W. Withers (50) President and CEO	2004	CEO of Farmers & Merchants Bank (the Bank) since May 2004; Executive Vice President of the Bank from Jan. 2003 to May 2004; Vice President of the Bank from 1993 to 2003

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Ethics

The Board of Directors has approved a Code of Ethics for Senior Financial Officers of the Company and the Bank. This document covers the Company’s Chief Executive Officer, Chief Financial Officer and the Controller. The Code of Ethics states that the Senior Financial Officers are expected to conduct business and act in an honest and ethical manner; provide full, fair, accurate, timely and understandable financial reports; report any significant deficiencies in the Company’s internal controls over financial reporting; may not use corporate property, information, or position for improper personal gain or compete with the Company; endeavor to protect the Company’s assets and ensure their efficient use; and respect the rights of and deal fairly with the Company’s customers, suppliers, competitors and employees. It is available upon request to the Secretary of the Company at P. O. Box 1111, Timberville, VA 22853.

Independence of Directors

The Board of Directors in its business judgment has determined that the following seven of its nine members are independent as defined by the listing standards of the Nasdaq Stock Market: Thomas L. Cline, John N. Crist, Ellen R. Fitzwater,Daniel J. Harshman, Richard S. Myers, Michael W. Pugh and Ronald E. Wampler. In reaching this conclusion, the Board considered that we and our subsidiary agencies provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Our Board of Directors has established standards under which we view the following as impairing a director’s independence:

•	a director who is our employee, or whose immediate family member is an executive officer;
•

a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service;

•	a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, our present or former internal or external auditor;
•

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee; and

•

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

While we conduct business with several of our directors, including John Crist (legal services), Michael Pugh (real estate appraisal services) and Richard Myers (automobile purchases and servicing), the total amounts paid to the entities with which our directors are affiliated are significantly less than the thresholds outlined above. Directors Withers and Fisher are not considered independent due to Mr. Withers’ current employment by the Company and Mr. Fisher’s status as a retired executive officer of the Company less than three years ago.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors of the Company in 2006. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 2006. The Board of the Bank, which met 12 times in 2006, primarily manages all matters for the Bank. All the directors of the Company are also directors of the Bank.

Committees of the Board

The Company has an Audit Committee, and the Bank has a Compensation Committee. The Company does not have a standing nominating committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter is included as Appendix A to this proxy statement.

The members of the Audit Committee are Thomas L. Cline, Ellen R. Fitzwater, Daniel J. Harshman and Ronald E. Wampler, all of whom the Board in its business judgment has determined are independent as defined by the listing standards of the Nasdaq Stock Market (“Nasdaq”). The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Ms. Fitzwater qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee met five times in 2006. For additional information regarding the Audit Committee, see “Audit Information-Audit Committee Report” on pages 17 and 18 of this Proxy Statement.

Compensation Committee

The Compensation Committee reviews senior management’s performance and compensation and reviews and sets guidelines for compensation of all employees. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. There is no Compensation Committee Charter.

The members of the Compensation Committee are Richard S. Myers, Michael W. Pugh and Ronald E. Wampler, all of whom the Board in its business judgment has determined are independent as defined by Nasdaq’s listing standards. The Compensation Committee met once in 2006. For additional information regarding the Compensation Committee, see “Compensation Committee Report on Executive Compensation” on page 13 of this Proxy Statement.

Director Nomination Process

The Company currently does not have a standing nominating committee. The entire Board performs the functions of a nominating committee. The Board does not believe it needs a separate nominating committee because the full Board is comprised predominantly of independent directors (as that term is defined by Nasdaq’s listing standards) and has the time and resources to perform the function of selecting board nominees. The President & CEO, the sole management director, abstains from discussions and voting for nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws, but does not have a separate charter related to the nomination process.

Should a vacancy occur on the Board of Directors of the Company, the Board would look at the Corporate Governance Committee’s list of director qualifications (similar to those listed below) and consider these qualifications in developing a pool of potential nominees from the communities served by the Company. The Board would then appoint the candidate who was best qualified following discussions among the independent directors. The Board also considers potential nominees that shareholders might submit informally.

The Company’s independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;
•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an annual meeting of shareholders by providing the Company with timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2008 annual meeting, the notice must be received within the time frame set forth in “Shareholder Proposals” on page 18 of this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Section 2.5 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is P. O. Box 1111, Timberville, VA 22853.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. Eight of the directors attended the 2006 annual meeting.

Communications with Directors

Any director may be contacted by writing to him or her c/o P. O. Box 1111, Timberville, VA 22853. Communications to the non-management directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The following table shows the compensation earned by each of the directors during 2006. Compensation included only meeting fees and a bonus.

DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash ($)	Total ($)
Thomas L. Cline	14,500	14,500

John N. Crist	13,600	13,600

Julian D. Fisher	13,500	13,500

Ellen R. Fitzwater	14,800	14,800

Daniel J. Harshman	13,600	13,600

Richard S. Myers	13,250	13,250

Michael W. Pugh	12,650	12,650

Ronald E. Wampler	14,150	14,150

Dean W. Withers	13,600[1]	13,600[1]

[1]This amount is included in All Other Compensation for Mr. Withers in the Summary Compensation Table below.

All directors of the Company, who are also directors of the Bank, received $500 for attending each board meeting and received $100 for each Investment and Corporate Governance Committee meeting attended, $150 for each Compensation Committee meeting attended and $200 for each Audit Committee meeting attended. They receive no additional compensation as directors for Board meetings of the Company. In addition, each director received a bonus of $7,000 for the year ended 2006. Directors receive no other benefits.

Executive Officers Information

The following information, including the principal occupation during the past five years, is given with respect to each executive officer of the Company, except for Dean W. Withers, who is discussed above under “Information Concerning Directors and Nominees.”

Larry A. Caplinger, 54, has served as Senior Vice President of the Bank since May 1990.

Neil W. Hayslett, 45, has served as Senior Vice President and Chief Financial Officer of the Bank since January 2003. Prior to that time, he served as Vice President and Chief Financial Officer since 1996.

EXECUTIVE COMPENSATION

Summary Compensation

The Summary Compensation Table below sets forth the compensation of the Company’s named executive officers for all services rendered to the Company and the Bank for 2006. None of our executive officers are covered by employment agreements. See the Compensation Discussion and Analysis on pages 11, 12 and 13 of this Proxy Statement for further information regarding how salaries and bonuses are established.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dean W. Withers President & CEO	2006	150,000	35,000	30,683	50,232[2]	265,915

Larry A. Caplinger Senior Vice President	2006	110,000	25,000[1]	27,252	26,546[3]	188,798

Neil W. Hayslett Senior Vice President & Chief Financial Officer	2006	110,000	25,000[1]	24,782	26,543[4]	186,325

[1]The amounts presented include compensation that was deferred at the executive officer’s election.

2The amounts presented include the Company’s contribution for the benefit of Mr. Withers under the Company’s ESOP Plan ($13,741), the gross value of life insurance premiums paid by the Company on behalf of Mr. Withers ($907), the Company’s contribution to Mr. Withers’ 401(K) Plan ($5,550), the Company’s contribution for the benefit of Mr. Withers under the Executive Deferred Compensation Plan for Farmers & Merchants Bank ($16,434) and director fees paid to Mr. Withers in the amount of $13,600.

3The amounts presented include the Company’s contribution for the benefit of Mr. Caplinger under the Company’s ESOP Plan ($9,828), the gross value of life insurance premiums paid by the Company on behalf of Mr. Caplinger ($616), the Company’s contribution to Mr. Caplinger’s 401(K) Plan ($4,051) and the Company’s contribution for the benefit of Mr. Caplinger under the Executive Deferred Compensation Plan for Farmers & Merchants Bank ($12,051).

4The amounts presented include the Company’s contribution for the benefit of Mr. Hayslett under the Company’s ESOP Plan ($9,825), the gross value of life insurance premiums paid by the Company on behalf of Mr. Hayslett ($616), the Company’s contribution to Mr. Hayslett’s 401(K) Plan ($4,051), and the Company’s contribution for the benefit of Mr. Hayslett under the Executive Deferred Compensation Plan for Farmers & Merchants Bank ($12,051).

Other Compensation

The Company has not made any grants of stock options or stock awards to its named executive officers, and it does not have any equity or non-equity incentive plans. In addition, none of the named executive officers hold any unexercised stock options or unvested stock awards as of December 31, 2006.

Changes in Nonqualified Deferred Compensation

The Company has established a non-qualified deferred compensation plan for the benefit of our directors and certain employees, including the executive officers, to defer receipt of salary or bonus payments. See Compensation Discussion and Analysis on pages 11, 12 and 13 of this Proxy Statement for further details. The following table shows the changes in the balance of the named executive officers’ nonqualified deferred compensation plans:

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions In last FY ($)[1]	Registrant Contributions In Last FY ($)[2]	Aggregate Earnings in Last FY ($)[3]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Dean W. Withers	00	16,434	17,472	00	151,588

Larry A. Caplinger	625	12,051	13,386	00	120,422

Neil W. Hayslett	2,000	12,051	19,113	00	136,717

[1]Amounts deferred by the executive from salary or bonus

2Each year the Compensation Committee considers whether to make a discretionary Company contribution to the plan for the benefit of the participants, including the executive officers. This contribution is shared on a pro-rated basis by the participants in the plan based on each participant’s salary as a percentage of the total salaries of the participants in the plan. For 2006, the total contribution to the plan was $55,875.

3Deferred amounts are deposited in separate accounts and are credited with earnings or losses based on the rate of return of mutual funds selected by the plan participants.

Retirement Benefits

The Company has a noncontributory pension plan that conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The amount of benefits payable under the plan is determined by an employee’s period of credited service. The amount of normal retirement benefit will be determined based on a participant’s credited service, earnings and the benefit formula as described in the plan’s adoption agreement. The plan provides for early retirement for participants with 10 years of vesting service and the attainment of age 55. A participant who terminates employment with five or more years of vesting service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the plan’s adoption agreement).

The following table shows the estimated annual benefits payable upon retirement based on the specified remuneration and years of credited service classifications, assuming continuation of the present plan and retirement on October 1, 2006 at age 65 (normal retirement date):

PENSION BENEFITS

VBA Master Defined Benefit Plan

For Farmers & Merchants Bank

Name	Number of Years Of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dean W. Withers	13	78,320	00

Larry A. Caplinger	34	207,582	00

Neil W. Hayslett	10	35,478	00

Severance Benefits

In 1996, the Company and the Bank adopted a change in control severance plan that became effective July 1, 1996. The plan covers employees designated by the Company’s Board of Directors, including Mr. Withers, Mr. Caplinger and Mr. Hayslett.

Under the plan, a “covered termination” is a cessation of employment with the Company or its then affiliates within 36 months after a change in control (as defined in the plan) on account of either (i) termination of employment by the covered employee for good reason (defined to mean the occurrence after a change in control of any of the following: the assignment of duties inconsistent with prior duties, the diminution of responsibilities, a reduction in base salary, a transfer of job location of more than 50 miles, a failure to pay compensation or deferred compensation within seven days after due, a failure to continue participation and benefits under any compensation or benefits plan (or any successor or replacement plan) at as favorable a level, or a failure of the Company to require any successor to the Company to comply with the plan) or (ii) termination initiated by the Company or any of its affiliates for any reason other than death, disability, mandatory retirement or cause (as defined in the plan).

In the event of a covered termination, a covered employee will be entitled to the following severance benefits: (i) continuation of the employee’s base pay (as defined in the plan) through the earlier of his or her death or the third anniversary of the date of the change in control (the severance pay period); (ii) continuation of the availability of coverage, and the employer’s regular contribution towards that coverage, under the employer’s health care plan during the severance pay period for the employee and his or her eligible dependents; (iii) the right to buy any car that the employee is assigned by the employer at its then fair market value; and (iv) a lump sum payment equal to the value of any qualified or nonqualified retirement benefits forfeited by the employee on account of his or her covered termination.

The following table indicates estimated benefits of a covered termination.

Estimated Current Value of Change in Control Benefits

(as of December 31, 2006)

	Severance Amount[1]	Other[2]	Total
Dean W. Withers	$450,000	$11,800	$461,800

Larry A. Caplinger	$330,000	$11,800	$341,800

Neil W. Hayslett	$330,000	$11,800	$341,800

1This amount represents the greater of three times the employee’s base pay at the date of the Change in Control or his base pay at the date of his Covered Termination. The Severance Plan Benefit shall be paid at the same time and in the same manner as the employer’s regular payroll payments rather than as a lump sum payment. Notwithstanding anything contained in the Plan, the payments and benefits under the plan will be reduced to the extent necessary so that no payment shall be subject to excise tax under Section 4999 of the Internal Revenue Code.

2This amount includes the continuation of the availability of health care benefits arising from a Covered Termination during the employee’s 36-month severance pay period. The value to the executive officer of the automobile purchase option contained in the severance plan cannot be determined as it will vary depending on the timing of the event, the book value of the vehicle and the fair market value of the vehicle.

There are no other severance payments except as outlined above in the plan.

Compensation Discussion and Analysis

Overview. This section provides information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer and Senior Loan Officer, collectively referred to as our “executive officers”. This section includes information regarding the overall objectives of our compensation program and each element of compensation that we provide.

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies and to review and approve annually all compensation decisions relating to the executive officers named in the Summary Compensation Table. The Committee submits its decisions regarding compensation for the executive officers to the outside Directors of the Board for ratification.

General Compensation Objectives. The Compensation Committee’s overall objectives applicable to our executive officers are to provide a compensation package intended to attract, motivate and retain qualified executives and to provide them with incentives to achieve our annual goals and to increase shareholder value. The Committee recognizes the need to implement sound principles that enhance its ability to develop and administer compensation and benefit programs. To this end the Committee has taken actions that include the following:

•	Initiated a practice of holding executive sessions (without Company management present) at every Committee meeting;
•	Hired an independent consultant to advise on executive compensation issues;
•	Purchased survey information related to other Virginia banks of similar size;
•

Reviewed a benchmarking report compiled by management containing information from proxy statements of approximately twelve other Virginia banks with comparable asset size, market capitalization and revenues.

We rely upon our judgment in making sound compensation decisions, after reviewing the performance of the Company and carefully evaluating the executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. Specific factors affecting compensation decisions for the named executives include:

•	Financial measures such as net profit, return on equity (ROE) and return on assets (ROA) relative to the peer group in the benchmarking report;
•	Strategic objectives such as the establishment of new branch offices;
•	Launching new or improving existing products that help us reach our goals of being a market leader and to attract and retain customers;
•	Achievement of specific operational goals for the company, including improved productivity, risk management or portfolio management goals;
•	Achieving excellence in their organizational structure and among their employees;
•	Supporting our corporate values by promoting integrity through compliance with laws and regulations.

We generally do not strive for rigid formulas or react to short term changes in business performance in determining the amount or mix of compensation and benefits. While we consider the compensation paid by other banks in the benchmarking report and salary survey, we do not attempt to maintain a certain target percentile within these peer groups.

Base Salaries. The Compensation Committee’s policy is to provide salaries that it believes are necessary to attract and retain qualified executives. The objective of the base salary is to reflect job responsibilities, value to the Company and individual performance with respect to the Company’s goals and objectives. The salaries of the executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual’s performance and level of pay compared to industry peers as contained in the previously mentioned salary survey and benchmarking report. The Committee generally relies on Mr. Withers’ recommendations as our CEO (except in the case of his own compensation). With regard to Mr. Withers’ compensation, the Committee relies on benchmarking report and other survey information and makes its decision as to his compensation while in executive session.

Annual Bonus. The annual bonus is based on attaining annual performance targets, such as net income goals determined by the board, as adjusted positively or negatively for one-time items. The Committee typically meets in November of each year and bases its decisions regarding bonuses on projected full year income. Bonuses for the executive officers were not increased in 2006 due to the projected decrease in earnings compared to 2005. The Committee considered whether to decrease the bonuses paid, but determined that several one-time events out of the control of the executive officers resulted in the decrease in earnings. These events included the loss of revenue from a loan participation program that is totally dependent upon the stream of available loans from the originating bank and the opening of three new branches that were expected to create a short-term drain on revenues. The Committee also considers our performance on key indicators such as ROE and ROA relative to comparable banks in the benchmarking report, and compares the level of bonuses paid our executive officers versus executive officers at these comparable banks. While the Committee does evaluate a variety of factors as outlined above, the payment of bonuses is discretionary and is not tied to a specific formula or performance targets.

Retirement Benefits. An important retention tool is the Company’s various retirement plans. We balance the effectiveness of these plans as a compensation and retention tool with the cost to the Company of providing them.

Pension Plan. The Company has a noncontributory pension plan that covers all full time employees, including the executive officers. This plan conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). The amount of benefits payable under the plan is determined by an employee’s period of credited service. The amount of normal retirement benefit will be determined based on a participant’s credited service, earnings and the benefit formula as described in the plan’s adoption agreement. The plan provides for early retirement for participants with 10 years of vesting service and the attainment of age 55. A participant who terminates employment with five or more years of vesting service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the plan’s adoption agreement). The change in the pension value for the executive oficers is contained in the Summary Compensation Table, while information regarding years of service, present value of accumulated benefits and plan payments for the executive officers is contained in the separate Pension Benefits Table.

Deferred Compensation Plan. Our deferred compensation plan allows certain employees, including the executive officers, to defer receipt of salary and or bonus payments. The initial decision to create the deferred compensation plan included an evaluation of our total benefits package for our senior management team, compared to the benefits package available to all employees and to other comparable companies. The plan was created as a means of attracting and retaining qualified members of the management team. At the present time, participation in the plan is limited to our senior management team, consisting of five employees, including the three executive officers. Deferred amounts are deposited in separate accounts and are credited with earnings or losses based on the rate of return of mutual funds selected by the plan participants. Distributions are paid either upon termination or returned at a specific date in the future, as elected by the employee. The employee may elect to receive payments in either a lump sum or a series of installments. Participants may defer up to 100% of salary and bonus payments.

Each year the Committee considers whether to make a discretionary Company contribution to the plan for the benefit of the participants, including the executive officers. Contributions to the plan are based on a number of factors including an evaluation of overall bank performance and an evaluation of the total contributions to the bank’s other retirement plans, including the ESOP and 401k plans. This contribution is shared on a pro-rated basis by the participants in the plan based on each participant’s salary as a percentage of the total salaries of the participants in the plan. For 2006, the total contribution to the plan was $55,875. Additional information regarding the plan is contained separately in the Deferred Compensation Table.

401K Savings Plan. Employees, including the executive officers, may contribute up to 97% of regular earnings on a before-tax basis into their Savings Plan (subject to IRS limits). We match an amount equal to one dollar for each two dollars contributed by participating employees on the first six percent of their earnings. Amounts held in the Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment (subject to certain exceptions as directed by the IRS).

Effective for 2006, the Savings Plan limits the “annual additions” that can be made to an employee’s account to $44,000 per year. “Annual additions” include our matching contributions, before-tax contributions made by our employee under Section 401(k) of the Internal Revenue Code and employee after-tax contributions. Of those annual additions, the current maximum before-tax contribution is $15,000 per year. Participants age 50 and over may also contribute, on a before-tax basis, and without regard to the $44,000 limitation on annual additions or the $15,000 general limitation on before-tax contributions, catch-up contributions of up to $5,000 per year. The Company’s matching contribution for each of the executive officers is contained in the Summary Compensation Table.

Employee Stock Ownership Plan (ESOP). This plan is a long-term incentive for our employees that promotes the achievement of goals which create value for our shareholders. This noncontributory plan covers all full time employees, including the executive officers. This plan conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). An employee becomes a participant in the plan as of October 1st of the plan year in which the employee completes one full year of service. A participant who terminates employment with five or more years of vesting service will be vested in their benefit. Cash dividends paid by the Company are passed through to the participants on an annual basis. In 2006, the Company contributed $260,750 to the plan. All eligible full time employees, including the executive officers, share in this contribution on a pro-rated basis based on each participant’s eligible compensation as a percentage of the total eligible compensation of all the participants in the plan. The allocation to each of the executive officers is contained in the Summary Compensation Table.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s 2007 Proxy Statement. This report is provided by the following independent directors, who comprise the Committee:

Ronald E. Wampler (Chairman)

Richard S. Myers

Michael W. Pugh

Compensation Committee Interlocks and Insider Participation

During 2006, no former or current executive officer of the Company or the Bank served on the Compensation Committee. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Indebtedness and Other Transactions

The Company’s directors and officers, and other corporations, business organizations, and persons with whom some of the Company’s directors and officers are associated, had loan transactions at December 31, 2006 with the Bank totaling approximately $5,927,559 or about 15.9% of average shareholders' equity for the year. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

In February 2007, the Board approved the Loan Credit Policy which includes guidelines as contained in Regulation O with regard to extensions of credit to executive officers, directors and principal shareholders. All such requests are presented to the full Board of Directors for approval. Under the policy, no executive officer, board member or principal shareholder may participate in the review of a transaction in which such member has an interest.

We have not adopted a formal policy that covers the review and approval of other related person transactions by our Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Our Audit Committee also has the responsibility to review significant conflicts of interest involving directors or executive officers.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

Elliott Davis, L.L.C. (the successor to Larrowe & Company, P.L.C.) of Galax, Virginia, was the auditor for the Company for 2006 and is being recommended to the Company’s shareholders for the ratification of its appointment as auditor for 2007. A representative of Elliot Davis, L.L.C. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions from shareholders.

On November 17, 2006, the Audit Committee of the Board of Directors of the Company was notified by the Company's independent accountants, Larrowe & Company, P.L.C. ("Larrowe"), that it had merged with the firm of Elliott Davis, L.L.C., effective on that date, and that it would no longer operate or provide audit services as a separate entity. At a meeting held on November 17, 2006, the Company's Audit Committee approved the engagement of Elliott Davis, L.L.C., the successor firm in the merger, to serve as the Company's independent accountants for the fiscal year ending December 31, 2006.

The Company engaged Larrowe as its independent accountants for the fiscal year ended December 31, 2005. Larrowe's report on the Company's financial statements for that year did not contain any adverse opinion or disclaimer of opinion, nor was the opinion expressed in the report qualified or modified as to uncertainty, audit scope, or accounting principles. During the most recent fiscal year and the interim period of the current fiscal year preceding the Audit Committee’s decision to engage Elliott Davis as the Company's new independent accountants, there were no disagreements with Larrowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Larrowe, would have caused Larrowe to make reference to the subject matter of the disagreement in connection with its report. During the same period, there have been no reportable events under applicable securities laws.

During the fiscal years ended December 31, 2005 and 2004, and the subsequent interim periods through and including the date of Elliott Davis' appointment as the Company's independent accountants, the Company has not consulted with Elliott Davis on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any other matter or reportable event under applicable securities laws.

The Company engaged Larrowe as its independent accountants on February 17, 2005 to replace S.B. Hoover & Company, L.L.P. On January 20, 2005, the Company determined that, effective after its completion of the audit for the fiscal year ended December 31, 2004, S. B. Hoover & Company, L.L.P would serve as the internal auditor of the Company and would not be reappointed as the Company’s independent auditor for the fiscal year ending December 31, 2005. On February 17, 2005, the Company engaged Larrowe & Company, P.L.C. as the Company’s independent auditor for the year ending December 31, 2005. This action was recommended and approved by the Audit Committee.

During the Company’s two fiscal years ended December 31, 2003, and during the subsequent period through January 20, 2005, there was no disagreement between the Company and S. B. Hoover & Company, L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of S. B. Hoover & Company, L.L.P., would have caused them to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements. The audit reports of S. B. Hoover & Company, L.L.P. on the consolidated financial statements of the Company as of and for the two fiscal years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, during the two most recent fiscal years and through February 17, 2005, the Company did not consult with Larrowe & Company, P.L.C. regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or any other matters or events that are required to be disclosed by applicable securities laws.

On March 29, 2005, following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, the relationship of S. B. Hoover & Company, L.L.P. as independent auditor with the Company ended. There was no disagreement between F&M and S. B. Hoover & Company, L.L.P., as described above, through March 29, 2005, and the audit reports of S. B. Hoover & Company, L.L.P. on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was the opinion qualified or modified as to uncertainty, audit scope or accounting principles.

A majority of the votes cast by holders of common stock is required for the ratification of the appointment of the independent public accountants.

The Board recommends a vote for Proposal Two.

PROPOSAL THREE

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED STOCK

At its monthly meeting on January 18, 2007, the Board voted unanimously to recommend to its shareholders an Amendment of the Company’s Articles of Incorporation to increase the number of the authorized shares of common stock from 3,000,000 shares to 6,000,000 shares. Adoption of this Amendment requires the approval of more than two-thirds (2/3) of all votes entitled to be cast at the Annual Meeting.

The text of the proposed Amendment is as follows:

RESOLVED that the Restated Articles of Incorporation of F&M Bank Corp. be amended by replacing paragraph 3. as follows:

“3. The Corporation shall have the authority to issue 6,000,000 shares of the par value of $5.00 each.”

The Board considers the proposed increase in the number of authorized shares desirable because it would give the Board the necessary flexibility to issue Common Stock in connection with stock dividends and splits, possible future acquisitions, and the Company’s Stock Bonus Plan and for other general corporate purposes without the expense and delay incidental to obtaining shareholder approval of an Amendment to the Articles of Incorporation increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which the Company’s securities may then be listed. The shareholders of the Company do not have any preemptive rights with respect to the issuance of any additional shares of Common Stock, and the shares of Common Stock authorized pursuant to this proposal would likewise contain no preemptive rights. The Company has no current plans, understandings or agreements regarding stock dividends and splits, acquisitions, or the Company’s Stock Bonus Plan that would cause the Company to issue any of the additional shares of Common Stock authorized by this proposal.

The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of existing shareholders of the Company. However, to the extent that shares are subsequently issued to persons other than existing shareholders and/or in proportions other than the proportion that currently exists, such issuance could have a substantial dilutive effect on existing shareholders.

The Board believes, however, that the proposed Amendment to the Articles of Incorporation will provide several long-term benefits to the Company and its shareholders, including the flexibility to pursue acquisitions in exchange for Common Stock of the Company. While the Company has no specific plans, proposals, understandings or agreements for any such acquisition, the issuance of additional shares of Common Stock for an acquisition may have a dilutive effect on earnings per share and book value per share, as well as a dilutive effect on the voting power of existing shareholders. The Company would expect that any such dilutive effect on earnings per share and/or book value per share would be relatively short-term in duration.

The issuance of additional shares of Common Stock by the Company also may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger. The proposed increase in the number of authorized shares of Common Stock could enable the Board to render more difficult an attempt by another person or entity to obtain control of the Company, though the Board has no present intention of issuing additional shares for such purposes and has no present knowledge of any such takeover efforts.

The Board recommends a vote for Proposal Three.

PROPOSAL FOUR

AMENDMENT TO ARTICLES OF INCORPORATION TO CLARIFY STRUCTURE OF CLASSES OF DIRECTORS

At its monthly meeting on January 18, 2007, the Board voted unanimously to recommend to its shareholders an Amendment of the Company’s Articles of Incorporation to revise the language relating to the establishment and election of three (3) classes of Directors. Adoption of this Amendment requires the approval of more than two-thirds (2/3) of all votes entitled to be cast at the Annual Meeting.

The text of the proposed Amendment is as follows:

The Articles of Incorporation of F&M Bank Corp. are amended by replacing Paragraph 11 with the following:

“11. The Directors shall be divided into three Classes, A, B, and C, as nearly equal in number as possible. Commencing with the election of Directors at the Annual Meeting of shareholders in 1990, the term of each Director shall be determined by placing the names in alphabetical order and designating the first named Director as a Class A Director, the second named Director as a Class B Director, the third named Director as a Class C Director, and so forth throughout the list of Directors. The initial term of office for members of Class A shall expire at the Annual Meeting in 1991; the initial term of office for members of Class B shall expire at the Annual Meeting of shareholders in 1992; and the initial term of office for members of Class C shall expire at the Annual Meeting of shareholders in 1993. At each Annual Meeting of shareholders following the initial classification and election of Directors, elections of Directors whose terms are expiring, or Directors elected to succeed those Directors, except for their initial election, shall be elected for a term of office to expire at the third succeeding Annual Meeting of shareholders after their election and shall continue to hold office until their respective successors are elected and qualify. However, any Director appointed between Annual Meetings of shareholders shall be appointed for a term to expire at the next Annual Meeting of shareholders and shall be elected at the next Annual Meeting of shareholders to a term to expire consistent with the classification of the Director being replaced. In the event of any increase or decrease in the number of Directors fixed by the Bylaws, all classes of Directors shall be increased or decreased as equally as possible.”

In 1990, the Company adopted, and the shareholders approved, Amended and Restated Articles of Incorporation. The Articles of Incorporation provide that the Company’s Board of Directors be divided into three classes. Specifically, they provided for the directors in Class A to serve for an initial term of one year, the directors in Class B to serve for an initial term of two years and the directors in Class C to serve for an initial term of three years. Directors at the time were slotted into classes by alphabetical order. The directors in each class would then be elected, one class per year, for a term of three years in the future. The classes would be as equal in number as possible.

When the Board of Directors adopted the Articles of Incorporation, it was the intent of the Board to fill any vacancy (of any class) by an appointment that would be effective until the next Annual Meeting of Shareholders. Virginia law requires any newly appointed director to be approved by shareholders at the first Annual Meeting of Shareholders following his or her appointment, regardless of the class in which he or she was. It was the further intent of the Board that, at such annual meeting, the appointed Director, if renominated to the Board and elected, would serve the remaining term of office to which his predecessor had been elected, if it was not expiring at that meeting.

The changes that the Board has proposed to make to Paragraph 11 of the Articles of Incorporation maintain the concept of the three classes and otherwise do not significantly amend the Articles of Incorporation. The Amendment simply clarifies the language in Paragraph 11 to reflect more accurately the concept of a classified board and to ensure consistent interpretation. For example, one interpretation under the current language is that any newly appointed director would serve in an unidentified class for a term of only one year. The Board desires to restate this paragraph in order to make its meaning clear and in line with the intent of the Board in 1990. The specific changes that are proposed are changes to the last three sentences of Paragraph 11 and are noted as follows:

At each Annual Meeting of shareholders following ~~such~~ the initial classification and election of Directors, ~~successive~~ elections of ~~those~~ Directors whose terms are expiring, or Directors elected to succeed those Directors, except for their initial election, shall be elected for a term of office to expire at the third succeeding Annual Meeting of shareholders after their election and shall continue to hold office until their respective successors are elected and qualify. However, any Director ~~named~~ appointed between ~~any~~ Annual Meetings of shareholders shall be appointed for ~~the~~ a term ~~of one year~~ to expire at the next Annual Meeting of shareholders and shall be elected at the next Annual Meeting of shareholders~~, within the alphabetical order as aforesaid~~ to a term to expire consistent with the classification of the

Director being replaced. In the event of any increase or decrease in the number of Directors fixed by the Bylaws, all classes of Directors shall be increased or decreased as equally as possible

Despite the insignificant nature of the changes, the Company’s shareholders must approve all amendments to the Articles of Incorporation.

The Board considers the Amendment of this paragraph to be essential to good corporate governance and the continuing vitality of the Board.

The Board recommends a vote for Proposal Four.

AUDIT INFORMATION

Audit Committee

The Audit Committee operates under a written charter that the Board has adopted. The four members of the Audit Committee are independent as that term is defined in Nasdaq’s listing standards.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Elliott Davis, L.L.C., as successor to Larrowe & Company, P.L.C., for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $43,300 for 2006 and $41,376 for 2005 by Elliott Davis, L.L.C.

Audit Related Fees

There were no fees billed by Elliott Davis, L.L.C. for such services for the fiscal year ended December 31, 2006.

Tax Fees

The aggregate fees billed by S. B. Hoover & Company, L.L.P., who were our accountants until March 29, 2005, for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and December 31, 2005 were $8,045 and $3,200, respectively. During both years, these services included preparation of federal and state income tax returns. There were no fees billed by Elliott Davis, L.L.C. for such services.

All Other Fees

There were no fees billed by Elliott Davis, L.L.C. or S. B. Hoover & Company, L.L.P. for any other services rendered to the Company for the fiscal years ended December 31, 2006 and 2005.

Pre-Approval Policies

All audit related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Elliott Davis, L.L.C. was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit, audit-related and tax services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Audit Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

March 15, 2007	Audit Committee
Thomas L. Cline
Ellen R. Fitzwater
Daniel J. Harshman
Ronald E. Wampler

SHAREHOLDER PROPOSALS

Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2008 annual meeting of shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, at its principal executive offices, P. O. Box 1111, Timberville, Virginia 22853, no later than December 8, 2007, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2008 annual meeting of shareholders on May 10, 2008.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2008 annual meeting of shareholders, notice of the nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2008 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2008 annual meeting of shareholders, notice of the proposed business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2008 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of May 10, 2008 for the 2008 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 11, 2008 and no earlier than February 10, 2008.

HOUSEHOLDING OF PROXY MATERIALS

SEC regulations permit the Company to send a single set of proxy materials, including this Proxy Statement and an Annual Report to shareholders, to two or more shareholders that share the same address. Each shareholder will continue to receive his or her own separate proxy. The Company will deliver promptly upon written or oral request a separate set of proxy materials to a shareholder at a shared address that only received a single set of proxy materials for this year. If the shareholder would prefer to receive his or her own copy, please contact Sylvia Bowman. Ms. Bowman’s phone number is (540) 896-8941, and her address is P. O. Box 1111, Timberville, Virginia 22853. Similarly, if a shareholder would like to receive his or her own set of the Company’s proxy materials in future years or if a shareholder shares an address with another shareholder and both would like to receive only a single set of the Company’s proxy materials in future years, please contact Ms. Bowman.

By Order of the Board of Directors

Larry A. Caplinger, Secretary

April 6, 2007

Reviewed and approved by the Board on December 21, 2006

F & M Bank Corp.

Audit Committee Charter

1.	Purpose

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility by: reviewing the financial reports and other financial information provided by the organization; assessing the systems of internal controls; and monitoring the organization’s auditing, accounting, financial reporting and loan review functions. Consistent with this function, the Audit Committee should encourage continuous improvement in and should foster adherence to, the organization’s policies, procedures, and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the organization’s financial reporting process and internal control system.

Review and appraise the audit efforts of the organization’s independent accountants and internal auditing firm.

Review and approve the loan review function as conducted by the organizations loan review officer(s) or loan review firm.

Provide an open avenue of communication among the independent accountants, senior management, the internal auditing firm, and the Board of Directors.

II.	Composition

The Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A Director will be considered independent if, he or she:

Has not been employed by the Corporation or its affiliates in the current or past five years;

Receives no significant compensation from the bank, other than Directors fees.

Does not have an immediate family member who is, or has been in the past five years, employed by the Corporation or its affiliates as an executive officer;

Has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation’s securities) for providing major services to the bank, holding company or affiliates in any of the past five years; or

Has not been employed as an executive of another entity where any of the Corporation’s executives serve on that entity’s compensation committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with the independent accountants to discuss any matters that the Committee believes should be discussed privately.

IV.	Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

Review and update this Charter periodically, at least annually, as conditions dictate.

Review quarterly financial information prior to filing with Securities & Exchange Commission.

Review the organization’s audited financial statements with Management and the independent auditors.

Recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Review the regular internal audit reports prepared by the internal auditing firm as well as Management’s responses.

Review the regular internal loan review reports prepared by the loan review officer(s) or loan review firm as well as management’s responses.

Recommend to the Board the selection of the independent accountants and the internal audit firm, considering independence and effectiveness, and approve the fees and other compensation to be paid to these firm(s).

On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the organization to determine the accountants’ independence.

Review the performance of the independent accounting firm(s) and approve any proposed discharge of the independent accountants when circumstances warrant.

Periodically consult with the independent accounting firm(s) out of the presence of Management about internal controls and the fairness and accuracy of the organization’s financial statements.

Periodically consult with internal loan review officer(s) or loan review firm out of the presence of management about loan policies, procedures and credit administration practices.

Consider and approve, if appropriate, major changes to the organization’s auditing and accounting principles and practices as suggested by the independent accounting firm(s), Management, or the internal auditing firm.

Discuss with the independent auditors the “Matters Required To Be Discussed” by the Statement of Auditing Standards No. 61 relating to the conduct of the audit.

Review activities, organizational structure, and qualifications of the internal audit firm.

Perform any other activities consistent with this Charter, the organization's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

PROXY

F & M BANK CORP.

Annual Meeting of Shareholders, May 12, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ellen R. Fitzwater, Richard S. Myers and Ronald E. Wampler, any or all of whom may act, with full power of substitution, as proxies to vote, as designated below, at the Annual Meeting of Shareholders to be held May 12, 2007 at 5:30 P.M. and at any adjournment thereof, the shares of F & M Bank Corp. common stock held of record by the undersigned as of March 23, 2007.

The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.

PROPOSAL ONE

ELECTION OF DIRECTORS

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(except as marked to the contrary below)

Thomas L. Cline, and Michael W. Pugh

for three-year terms to expire in 2010.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF ELLIOTT DAVIS, L.L.C.

AS INDEPENDENT PUBLIC ACCOUNTANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL THREE

AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED STOCK

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL FOUR

AMENDMENT TO ARTICLES OF INCORPORATION TO CLARIFY

STRUCTURE OF CLASSES OF DIRECTORS

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign on reverse side

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Please complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope. Please sign the Proxy in the name or names shown on your stock certificate. If signing as a trustee, executor, etc., please so indicate.

Date Signed:

Print Name                                                                       Signature

Print Name                                                                       Signature